EXHIBIT 99.1

Golden Matrix Upgrades to OTCQX Market

LAS VEGAS, NV, September 22, 2021 -- Golden Matrix Group Inc. (OTCQX:GMGI), a developer and licensor of online gaming platforms, systems and gaming content, today reported that the company has qualified to upgrade from the Pink market to the OTCQX® Best Market, the top tier of the OTC Markets, and will begin trading today on the OTCQX under its existing symbol, GMGI.

In qualifying for inclusion on OTCQX, Golden Matrix was obligated to meet OTC Markets’ stringent financial standards, follow best practice corporate governance, and demonstrate compliance with applicable securities laws.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for Golden Matrix on www.otcmarkets.com.

“This upgrade to the OTCQX Market is a testament to our continuing progress in elevating Golden Matrix into a thriving provider of diverse, top-shelf gaming content and gaming systems to gaming operators and players across the globe,” said Chief Executive Officer Brian Goodman, who continued, “It also demonstrates our company’s financial strength and our commitment to delivering the highest standard of compliance, disclosure and corporate governance.

“At this juncture, when we believe we are on the cusp of bringing our top-quality aggregated gaming platform to international markets, we anticipate that this upgrade to OTCQX will provide us with expanded access to a wide array of new potential gaming operator customers, increase our exposure within the U.S. investment community, and provide greater opportunity to shareholders seeking to take part in our future growth.”

Mr. Goodman also said he expected to be announcing positive news stemming from the upgrade “in the near future.”

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label gaming platforms for its international customers, currently located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company’s platform can be accessed through both desktop and mobile applications. Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

1

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, among others. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov.

Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/”

Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

2